Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in Registration Statement (No.333-221590) on Form S-3 and Registration Statements (333-77247, 333-77249, 333-77591, 333-116674, 333-143985, 333-162259 and 333-214497) on Forms S-8 of Golden Entertainment, Inc. of our report dated March 29, 2019, relating to the combined financial statements of Colorado Belle Gaming, LLC and Edgewater Gaming, LLC, included in this Current Report on Form 8-K/A.

/s/ RSM US LLP

Las Vegas, Nevada

April 1, 2019